UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2006

PORTALPLAYER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51004	77-0513807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 W. Plumeria Drive San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 521-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2006 and January 24, 2006, the Compensation Committee of the Board of Directors of PortalPlayer, Inc. (the “Company”) took actions with respect to executive compensation.

2005 Bonus Plan

In accordance with the Company’s 2005 Bonus Plan, the Compensation Committee approved cash bonus payments for the following executive officers in the amounts set forth opposite the name of each officer:

Name of Executive Officer	Amount of Bonus
Gary Johnson	$304,326
Svend-Olav Carlsen	153,555
Sanjeev Kumar *	160,422
Michael Maia	113,827
Richard Miller	132,857
Scott Tandy	84,402

*	Mr. Kumar has been approved for an additional bonus of $20,000 due to the achievement of an additional revenue target.

In determining the amount of each executive officer’s cash bonus, the Compensation Committee considered Mr. Johnson’s, the Company’s Chief Executive Officer, recommendations for each executive officer in rewarding such officers for their individual contributions. With respect to Mr. Johnson, his cash bonus was approved pursuant to the 2005 Bonus Plan.

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Executive Salaries

The following table presents the salaries for executive officers, effective as of January 1, 2006, as approved by the Compensation Committee:

Name of Executive Officer	Annual Salary
Gary Johnson	$395,000
Svend-Olav Carlsen	260,000
Sanjeev Kumar	295,000
Michael Maia	260,000
Richard Miller	260,000
Scott Tandy	230,000

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2006

PORTALPLAYER, INC.

By:	/s/ Svend-Olav Carlsen
Svend-Olav Carlsen
Vice President and Chief Financial Officer

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